EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN SCIENCE AND ENGINEERING, INC.

REPORTS SECOND QUARTER FISCAL YEAR 2006 RESULTS

BILLERICA, Mass. – November 9, 2005 – American Science and Engineering, Inc. (AS&E®) (NASDAQ: ASEI), a leader in X-ray detection technology, reported revenue of $49,141,000 net income of $8,396,000 and net income per share of $0.93 for the second quarter of fiscal year 2006. This represents a 133% increase in revenues and a $0.88 increase in earnings per share versus the second quarter of the prior fiscal year.

“We achieved exceptional results this quarter, and have now recorded our seventh consecutive quarter of operating profitability,” said Anthony Fabiano, AS&E’s President and CEO. “Our six months ended revenue of $84,303,000 approached our total revenue of $88,314,000 for the full fiscal year 2005, and our notable improvements in profitability are attributable to substantially higher revenues, favorable product mix, and continued success in reducing product costs in all categories.”

“Our Z® Backscatter™ Systems and Service, Support, and Spare Parts areas continue to be outstanding contributors to the bottom line. We booked our largest single order for Z® Backscatter™ Vans in the second quarter, which directly contributed to the record revenue for the quarter.  In addition, our Service and Support area’s record revenue quarter is a direct result of renewals of service agreements from major customers, that are due in part to high customer satisfaction ratings and to our increased worldwide install base of proprietary X-ray products.”

Fabiano continued, “We enhanced our product offerings this past quarter with the introduction of two very promising and exciting new products. AS&E’s SmartCheck™ Personnel Screening System responds to our customer’s urgent requirement to clearly display all types of threats concealed under a person’s clothing, while ensuring privacy and safety. SmartCheck detects the broadest range of threats, including metallic weapons, non-metallic weapons, and explosives by providing a clear and unambiguous image of the threat. In addition, we launched our OmniView™ Gantry Inspection System, the industry’s most comprehensive cargo and vehicle inspection system for detecting security threats and contraband. The system offers our customers a superior value proposition, as it is the only relocatable system available today that combines high penetration X-ray inspection with multi-view Z Backscatter photo-like imaging for unmatched detection capabilities — all at an affordable price.”

“Our directed research and development investment has steadily increased over the past year in our effort to sustain growth with existing products, and to introduce new products and technologies. We look forward to additional opportunities to bring our customers the most reliable and effective security detection solutions available today.”

As previously announced, Anthony Fabiano, President and CEO, and Ken Galaznik, CFO and Treasurer, will host a conference call today at 11:00 a.m. EST to discuss the results and respond to questions. To participate in the call, please dial 866-825-1692 at least 10 minutes prior to starting time. For international participants, dial 617-213-8059.  The conference identification number is 39237404.

An audio replay of the teleconference will be available, in its entirety, starting at 1:00 p.m. EST for a 48-hour period by dialing
888-286-8010.  Internationally, please dial 617-801-6888.  The conference identification number is 30316003. The replay will also be available at www.as-e.com in the Investor Information section immediately following the conference.

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About AS&E®

American Science and Engineering, Inc. (AS&E) is the leading worldwide supplier of innovative X-ray inspection and screening systems.  With more than 45 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a variety of technologies, including patented Z® Backscatter™, Shaped Energy™ and Radioactive Threat Detection (RTD). These technologies offer superior detection of threats including plastic explosives, plastic weapons, illegal drugs, other contraband, dirty bombs and nuclear devices.  AS&E offers a complete range of X-ray inspection products including Z® Backscatter screening systems, CargoSearch™, and ParcelSearch™ inspection systems, used for critical detection and security applications to combat terrorism, drug and weapon smuggling, trade fraud, and illegal immigration. AS&E customers include leading governmental agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security, U.S. Department of Defense, U.S. Customs and Border Protection, Royal Thai Police, HM Customs & Excise (U.K.) and Hong Kong Customs.   For more information on AS&E products and technologies, please visit www.as-e.com.

Contact:

Ken Galaznik, CFO and Treasurer

American Science and Engineering, Inc.

(978) 262-8700

Safe Harbor Statement

The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products and other factors which may cause delays in production and delivery schedules; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; failure of any of our products to meet performance requirements or to continue to operate reliably because of unexpected design flaws or manufacturing defects, global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

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AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended		Six Months Ended
	30-Sep-05	30-Sep-04	30-Sep-05	30-Sep-04
Total net sales and contract revenues	$49,141	$21,054	$84,303	$37,866

Total cost of sales and contracts	24,365	14,057	44,935	25,731
Gross profit	24,776	6,997	39,368	12,135

Expenses:
Selling, general and administrative	4,699	3,448	8,837	6,721
Research and development	2,470	1,012	4,892	2,467
Total expenses	7,169	4,460	13,729	9,188

Operating income	17,607	2,537	25,639	2,947

Other income (expense):
Interest and investment income	511	126	872	167
Other, net	11	67	25	(4)
Change in warrant valuation	(3,450)	(2,266)	(2,917)	(3,186)
Total other income (expense)	(2,928)	(2,073)	(2,020)	(3,023)

Income (loss) before provision for income taxes	14,679	464	23,619	(76)
Provision for income taxes	6,283	65	8,226	65

Net income (loss)	$8,396	$399	$15,393	$(141)

Income (loss) per share—Basic	$0.99	$0.05	$1.83	$(0.02)
Income (loss) per share—Diluted	$0.93	$0.05	$1.72	$(0.02)

Weighted average shares—Basic	8,475	7,860	8,425	7,709
Weighted average shares—Diluted	9,003	8,383	8,931	7,709

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

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AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	Sept 30, 2005	March 31, 2005

Assets
Current assets:
Cash and investments	$52,676	$36,363
Accounts receivable, net	45,079	28,861
Inventories	14,851	24,941
Other current assets	8,113	4,757
Total current assets	120,719	94,922

Non-current assets:
Building, equipment and leasehold improvements, net	11,599	3,329
Other assets	2,695	36
	$135,013	$98,287
Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$4,718	$6,743
Customer deposits	6,672	11,132
Other current liabilities	17,146	12,115
Total current liabilities	28,536	29,990

Non-current liabilities:
Lease financing liability	5,893	—
Warrant liability	7,592	6,137
Other non-current liabilities	464	590
Total liabilities	42,485	36,717

Total stockholders’ equity	92,528	61,570
Total liabilities and stockholders’ equity	$135,013	$98,287